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                                                                    EXHIBIT 10.2



                                     LEASE

                               TABLE OF CONTENTS


ARTICLE I. Definitive Lease Terms                                                      1
         Section 1.01  Building                                                        1
         Section 1.02  Term                                                            1
         Section 1 03  Commencement Date                                               1
         Section 1.04  Minimum Rent                                                    1
         Section 1.05  Adjusted Minimum Rent                                           1
         Section 1.06  Use                                                             2

ARTICLE II. Alterations and Additions                                                  2
         Section 2.01  Condition of Premises                                           2
         Section 2.02  No Alterations                                                  2

ARTICLE III. Operating Expenses                                                        2
         Section 3.01  Additional Rent                                                 2
         Section 3.02  Pavements                                                       2
         Section 3.03  Extra Charges                                                   2
         Section 3.04  Maintenance Costs Defined                                       3

ARTICLE IV. Tenant Covenants                                                           4
         Section 4.01  Care of Premises                                                4
         Section 4.02  Compliance with Law                                             4
         Section 4.03  Tenant's Insurance                                              4
         Section 4.04  Tenant's Indemnification                                        5
         Section 4.05  Utilities                                                       6
         Section 4.06  Personal Property Taxes                                         6
         Section 4.07  Liens                                                           6
         Section 4.08  Surrender                                                       6

ARTICLE V. Landlord's Covenants and Rights                                             6
         Section 5.01  Quiet Enjoyment and Subordination                               6
         Section 5.02  Alterations by Landlord                                         7
         Section 5.03  Entry by Landlord                                               7

ARTICLE VI.  General Provisions                                                        8
         Section 6.01  Assignment and Subletting                                       8
         Section 6.02  Eminent Domain                                                  8
         Section 6.03  Events of Default                                               9
         Section 6.04  Remedies Upon Default                                          10
         Section 6.05  Damage by Fire or Other Casualty                               11
         Section 6.06  Subrogation                                                    12

ARTICLE VII. Miscellaneous Provision                                                  12
         Section 7.01  Administrative Service Charges                                 12



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
         Section 7.02  Late Charges                                                   12
         Section 7.03  Holding Over                                                   13
         Section 7.04  Notices                                                        13
         Section 7.05  Venue                                                          13
         Section 7.06  Statutory Remedies Waiver                                      13
         Section 7.07  Brokerage                                                      14
         Section 7.08  Jury Trial Waiver                                              14
         Section 7.10  Severability                                                   14
         Section 7.11  No Set-Off                                                     14
         Section 7.12  Relationship of Parties                                        14
         Section 7.13  Successors Bound                                               14
         Section 7.14  Interpretation                                                 14
         Section 7.15  Time of the Essence                                            15
         Section 7.16  Easements                                                      15
         Section 7.17  Short Form Lease                                               15
         Section 7.18  Assignment of Rents. Leases                                    15
         Section 7.19  Intent of the Parties - Net Lease                              15
         Section 7.20  Status Statement                                               17
         Section 7.22  Definition of Lease                                            17




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                                     LEASE



         THIS LEASE is entered into effective the 29th day of December, 1994, by and between NAGROM L.L.C., A COLORADO LIMITED LIABILITY COMPANY ("Landlord"), having a principal place of business at 7879 South Garfield Way, Littleton, Colorado 80122, and MEGABANK FINANCIAL CORPORATION, A COLORADO CORPORATION ("Tenant"), having a principal place of business at 8100 East Arapahoe Road, Englewood, Colorado 80112 (collectively referred to as "the Parties").


                              W I T N E S S E T H:


         Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, as hereinafter defined.

                                   ARTICLE I.

                             Definitive Lease Terms

Section 1.011 Building. The "Premises" is that structure more commonly known and numbered as 8100 East Arapahoe Road, Englewood, County of Arapahoe, State of Colorado, now or hereinafter constructed on the "Property" more fully described in Exhibit A, Page 1, attached hereto and made a part hereof, and as shown on the Site Plan attached hereto and made a part hereof as Exhibit A, Page 2.

Section 1.012 Term. The Term of this Lease shall be the period commencing on the Commencement Date as hereinafter defined and continuing for one hundred twenty (120) full months after the first day of the first full month following the Commencement Date, unless sooner terminated as provided in this Lease.

Section 1.013 Commencement Date. The Commencement Date of this Lease shall be December 29, 1994. The Termination Date shall be the last day of the Term of this Lease.

Subsequent to the Commencement Date, the Landlord and Tenant shall execute an Addendum to this Lease, substantially in the form of Exhibit B hereto, setting forth the precise Commencement and Termination Dates. The Parties hereto acknowledge and agree that certain obligations under various articles and sections of the Lease may commence prior to the Commencement Date, including, but not limited to, hold harmless liability, and insurance, and the Parties agree to be bound by any such articles or sections prior to the Commencement Date.

Section 1.014 Minimum Rent. Tenant shall pay to Landlord as Minimum Rent, without




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notice or demand and without set off or deduction for any reason whatsoever, during the Term of this Lease the total sum of Three Hundred Six Thousand and No/1O0ths Dollars ($306,000.00) payable in advance in the following monthly installments:


         MONTHS                                             PAYMENTS
         --------                                           --------
         1 through l2                                       $25,500.00 per month

Section 1.015 Adjusted Minimum Rent. In addition to Minimum Rent, Tenant shall pay Adjusted Minimum Rent calculated annually by multiplying the Minimum Rent paid in the last calendar month of the immediately preceding year by twelve
(12), then multiplying this product by three and one-half percent (3.5%).

Section 1.016 Use. The Premises shall be used and occupied by Tenant (and any permitted and approved subtenants and/or assignees of Tenant) only as a financial institution, and general business offices, and Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

                                  ARTICLE II.

                           Alterations and Additions

Section 1.021 Condition of Premises. Tenant accepts the Premises in its present "AS IS" condition.

Section 1.022 No Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any alterations, additions or improvements to the Premises excepting movable furniture and trade fixtures shall become the property of Landlord and shall be surrendered with the Premises. All alterations, additions or improvements to the Premises made or requested by Tenant shall be at Tenant's sole cost and expense. Upon the Termination Date or sooner termination of the Term, Tenant shall, at Tenant's sole cost and expense, remove any such alterations, additions or improvements designated by Landlord to be so removed and repair any damage to the Premises occasioned by such removal forthwith and with all due diligence.

                                  ARTICLE III.

                               Operating Expenses

Section 1.031 Additional Rent. All operating expenses of the Premises shall be paid directly by Tenant promptly when due as specified hereunder.




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Section 1.032 Payments. Tenant shall contract for, and shall pay directly to all suppliers and vendors all charges for services hereinafter defined as Premises Maintenance Costs. Additionally, Tenant shall pay to Landlord as Additional Rent all sums paid by Landlord as Taxes as hereinafter defined. Any such sums shall be due and payable by Tenant within twenty (20) days of receipt of invoices (accompanied by photocopies of the tax bills) for same from Landlord. However, failure by Landlord to provide Tenant with an invoice shall not constitute a waiver by Landlord of its rights to recapture from Tenant Taxes for any one year. Any payments due under this Article 3 shall be prorated for any partial calendar year of the Term. Tenant's obligation to pay any amounts due under this Article III shall survive the Termination Date or earlier termination as herein provided.

Section 1.033 Extra Charges. Tenant agrees to pay as its obligation the entirety of all expenses incurred by Landlord which are solely attributable to Tenant's use and occupancy or which are incurred pursuant to Tenant's special request for additional services. Any such Extra Charges shall be due and payable by Tenant within twenty (20) days of receipt of invoices for same from Landlord.

Section 1.034 Premises Maintenance Costs Defined. "Premises Maintenance Costs" as used herein shall consist of all operating expenses of the Premises, including all expenditures or obligations made or incurred by Landlord or Tenant associated with the ownership, maintenance and operation of the Premises. Without limiting the generality of the foregoing, Premises Maintenance Costs shall include, without limitation, all costs attributable to the maintenance of the Premises including, without limitation, all parking areas (whether temporary or permanent), access roads, driveways, curbs, truckways, loading areas and docks, retaining walls, lighting facilities, comfort stations, pedestrian sidewalks, foundations, exterior and demising walls, roofs over the entire Premises, ramps, decorative walls, vacant areas, landscaped and planting areas and facilities, service lines or conduits for gas, water, electric, sewage, heating, ventilating, air conditioning, and lighting services, conduits and appurtenances for use by Tenant, and such other areas and facilities, whether within or outside the Premises, which may be located on the Premises. Maintenance of the Premises shall include, without limitation, the following:

        (i) All expenses in connection with making available for use by Tenant the parking facilities for the Premises including, but not limited to, all costs incurred for sweeping, cleaning, litter control, resurfacing, repainting, restriping, removal and replacement of pavement, curbs and car stops, and snow and ice removal,

        (ii) All supplies and materials used in the operation and maintenance of the Premises including, but not limited to, uniforms, paper products, painting and replacement of worn out mechanical or damaged equipment

        (iii) The cost of all utilities, including, but not limited to, the cost of water, electrical service, heating, lighting, air conditioning and ventilation,





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        (iv)             The cost of all maintenance and service agreements for
        the Premises and equipment therein, including, but not limited to, window cleaning, fire protection, sprinklers, exterminating and landscape maintenance of any kind,

        (v) Amortization and interest on the cost of capital improvement items, whether or not such improvement items result in, or are intended to result in, a reduction in Premises Maintenance Costs, or which are required to be installed under any governmental law, regulation or authority. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Premises,

        (vi) Legal fees, and other professional services associated with the operation and maintenance of the Premises; and

        (vii) The cost of maintenance, repair and replacements of roofs, ceilings and exterior walls, gutters, glass, plate glass, windows, plumbing, pipes and fixtures, and other equipment.

Section 1.035 Taxes Defined. "Taxes" shall mean all taxes and assessments and governmental charges levied, whether by federal, state, county, municipal, or other taxing districts or authorities presently taxing the Premises, or by others, subsequently created or otherwise, and any other taxes or assessments attributable to real estate taxes and assessments or substitutes therefor or supplements thereto, upon, applicable, attributable or reasonably allocated to the Premises or any part thereof, or any improvement thereon, for any tax year or other tax period or partial tax year or period during the Term hereof. If and to the extent that due to a change in the method of taxation or assessment, any franchise, capital stock, capital, rent, income, profit or other tax or charge shall be deemed a substitute or supplement to the same, then all such items shall be included within the term Taxes for purposes of this Lease. Should Landlord dispute and contest the Taxes, all costs associated with such dispute or contest shall be considered Taxes for purposes of this Lease.


                                  ARTICLE IV.

                                Tenant Covenants

Section 1.041 Care of Premises. Tenant, at its sole cost and expense, shall take good care of the Premises throughout the Term and preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. Tenant shall be responsible for all maintenance or repairs to the roof, structural elements, foundation, interior and exterior walls, plumbing, electrical, heating, air conditioning, ventilating, waste and sewer systems and equipment, doors and door




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frames, and window and window frames installed in or on the Premises.  Tenant shall be responsible for cleaning the Premises as needed, and making repairs, replacements and alterations as needed. All repairs, replacements or improvements undertaken by Tenant under this Section 4.01 shall be performed in a good and workmanlike manner, using first quality materials and reputable contractors, and shall be of equal or better quality and utility to the original work. Tenant shall properly store, out of view of the public, and shall promptly and regularly remove from the Premises all garbage, trash, and rubbish. Tenant shall be responsible for all injury or damage of any kind or character to the Premises caused by Tenant, its agents, servants, independent contractors or by anyone using or occupying the Premises by, through or under Tenant. Tenant shall repair any such damage, and Tenant shall promptly pay the costs incurred therefor.

Section 1.042 Compliance with Law Tenant shall neither use the Premises, nor permit any act to be done in or about the Premises which will in any way conflict with any law, statute., ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated. Tenant shall neither do, nor permit any act to be done in or about the Premises, nor bring or store anything therein which is not appropriate to the permitted use of the Premises, nor which will in any way increase the existing rate of, or adversely affect, any fire or other insurance upon the Premises or any of its contents, or cause a cancellation of any insurance policy covering the Premises, any part thereof, or any of its contents.

Section 1.043 Tenant's Insurance. Tenant shall procure and maintain throughout the Term of the Lease, at its sole cost and expense, a policy or policies of insurance of the types and amounts as herein below set forth:

        (A) Comprehensive public liability, property damage insurance and products liability insurance insuring against claims for personal injury, sickness, disease or death, and property damage suffered in or about the Premises, including independent contractor coverage, with limits of public liability coverage of not less than One Million Dollars ($1,000,000.00) per occurrence or with limits for bodily injury of not less than One Million Dollars ($1,000,000.00) per occurrence and property damage liability not less than One Million Dollars ($1,000,000.00);

        (B) Fire and extended coverage insurance covering the Premises and Tenant's inventory, personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, alteration to furniture, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment, interior plumbing and plate glass against loss or damage by fire, windstorms, hail, earthquakes, explosion, riot, damage from aircraft and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, in an amount equal to the full replacement value thereof;

        (C) State Worker's Compensation Insurance, or other similar coverage, in the statutorily mandated amounts.





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It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. All of the foregoing insurance policies (with the exception of Worker's Compensation Insurance to the extent not available under statutory law) shall name Landlord and such other interested parties as Landlord shall from time to time designate as insured as their respective interests may appear, and shall provide that any loss shall be payable to Landlord and any other interested parties as Landlord shall designate. All insurance required hereunder shall be placed with companies which are approved by Landlord and licensed to do business in the state of Colorado. All such policies shall be written as primary policies, noncontributing with and in excess of coverage which Landlord may carry.
Tenant shall deliver copies of all such policies and all endorsements thereto, certified as true and complete by the issuer thereof, prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence from the insurer that such policies are fully paid for, and that no cancellation, material change or non-renewal thereof shall be effective except upon thirty
(30) days' prior written notice from the insurer to Landlord and its designees. If Tenant shall at any time fail to procure and/or maintain insurance as herein provided, Landlord shall be at liberty to do so as often as such failure shall occur without waiving any other rights under this Lease. Any premiums or other sums paid by Landlord in obtaining or maintaining such insurance shall be and become, and are hereby declared to be, Additional Rent hereunder, for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying of Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and maintain in force the insurance provided for herein shall be regarded as a default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease upon the occurrence of an Event of Default.

Section 1.044 Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, demands, causes of action, judgments and expense, and all loss and damage arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee thereof, and from all costs, attorneys' fees. and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease. Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, and Tenant hereby waives




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all claims with respect thereof against Landlord.  Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

Additionally, Tenant shall forever hold Landlord harmless from and against any and all claims, losses, damages, demands, causes of action, judgments and expense arising from any act or negligence of any other person in the Premises, and from all costs, attorneys' fees, and liabilities incurred resulting therefrom.

Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from the dampness or any other cause whatsoever, except personal injury caused by or due to the negligence of Landlord. Landlord or its agents shall not be liable for interference with the electrical service, ventilation, or for any latent defect in the Premises.

Section 1.045 Utilities. Tenant shall promptly pay for all water, gas, heat, light, power, and sewer charges, charges for telephone service, and all other services and utilities supplied to the Premises, together with any taxes thereon.

Section 1.046 Personal Property Taxes. Tenant shall pay or cause to be paid before delinquency any and all taxes levied or assessed and payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and other personal property located in the Premises.

Section 1.047 Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Landlord's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions or alterations in the Premises which the Tenant desires to make, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Further, Tenant shall post the Property or take whatever actions are required to avail itself and Landlord of any statutory protections offered by the laws and statutes of Colorado. Should any mechanic's or other lien be filed against the Premises by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within twenty (20) days after notice by Landlord. Should Tenant fail to discharge said lien within twenty (20) days after receipt of notice from Landlord, Landlord may cure the lien. If Landlord elects to cure said lien, Tenant hereby agrees to reimburse Landlord for the amount of the lien plus an amount equal to ten percent (10%) of said amount as administrative costs, all of which amount shall be deemed Additional Rent. The remedies herein provided shall be in addition to all other remedies available to Landlord.




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Section 1.048 Surrender. Upon the expiration or other termination of the Term, and without further notice, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good a condition as existed on the Commencement Date, excepting only ordinary wear and tear, loss by fire, casualty and other causes beyond Tenant's control, repairs, replacements and alterations permitted hereunder. Tenant's obligation to observe or perform this covenant shall survive the Termination Date or prior termination of the Term. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall at Landlord's option terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and to all known sublessees or subtenants in the Premises or any part thereof.

                                   ARTICLE V.

                        Landlord's Covenants and Rights

Section 1.051 Quiet Enjoyment and Subordination. Landlord covenants and agrees that, upon performance by Tenant of all of the covenants, obligations, conditions and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the rights set forth herein; provided, however, that no diminution or abatement of payment due hereunder shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises, nor for any space taken to comply with any law, ordinance or order of any governmental authority, except as provided for herein. The obligation of Tenant to pay rent of all kinds hereunder is an independent covenant and an absolute obligation.

Tenant's rights under this Lease are subject and subordinate to any easements presently existing or created in the future, the lien of any mortgage, which Landlord may now or hereafter place upon the Premises, or other liens or real estate taxes. Tenant accepts this Lease subject and subordinate to any easement, lease, mortgage or other lien presently existing and hereinafter created on the Premises, and to any renewals and extensions thereof. This subordination provision shall be self-operative, and no further instrument of subordination shall be required; provided, however, that Tenant agrees to execute and deliver, upon request, such further instrument(s) confirming this subordination as may be requested by Landlord, its mortgagee, or proposed mortgagee. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument(s).

Section 1.052 Alterations by Landlord. Landlord may from time to time make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to service the Premises. In connection therewith, Landlord and/or its representatives may enter on or about the Premises with such material as Landlord may deem necessary, and may erect scaffolding and all other



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necessary structures on or about the Premises.  Tenant waives and releases any claims for damage including loss of business resulting therefrom; provided, however, that in the exercise of its rights hereunder, Landlord shall not unreasonably interfere with the conduct of Tenant's business.

Section 1.053 Entry by Landlord. Landlord and Landlord's agents and representatives shall have the right to enter into and upon the Premises, or any part thereof, at all reasonable times for the following purposes:

        (A)     Examining the Premises;

        (B) Making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof;

        (C) Erecting, maintaining, repairing or replacing wires, cables, conduits, vents, HVAC equipment or plumbing equipment running in, to, or through the Premises;

        (D)     Showing the Premises to prospective tenants;

        (E)     Showing the Premises to prospective purchasers or mortgagees;

        (F)     Posting notices of non-responsibility.

Landlord may enter the Premises at any time in case of emergency without prior notice to Tenant.

For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall under no circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, or disturbance of Tenant's use or possession of the Premises, and shall not relieve Tenant of its obligations hereunder.

                                  ARTICLE VI.

                               General Provisions

Section 1.061 Assignment and Subletting. Tenant expressly covenants that it shall not, by operation of law or otherwise, assign, encumber or mortgage this Lease, or any part thereof, or permit the Premises to be used by others, except as expressly permitted



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herein, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Any attempt by Tenant to assign, encumber or mortgage this Lease shall be null and void. The consent by Landlord to any assignment, mortgage, encumbrance, or use of the Premises by others shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, mortgage, encumbrance or use by others of the Premises.

If Landlord shall consent to an assignment pursuant to a request from Tenant, Tenant shall cause to be executed by its assignee or sublessee an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the assignment to the extent of the space assigned.

Further, Tenant may sublease all or a portion of the Premises to third parties without the prior written consent of Landlord; provided, however, that Tenant shall cause to be executed by its sublessee(s) an agreement that the sublease is expressly subject to the terms and conditions of this Lease, that the sublessee shall be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the sublease, and that Landlord may, in its discretion, pursue all remedies herein provided against sublessee, Tenant or both, jointly or severally.

Section 1.062 Eminent Domain. If during the Term all of the Premises shall be taken for any public or quasi public use under any statute or by the right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises ("Date of Such Taking").

If during the Term only part of the Premises is taken or purchased as set out in this Section 6.02, and if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Premises is necessary or desirable as a result thereof, Landlord shall have the right to terminate this Lease by giving the Tenant at least thirty (30) days' written notice of such termination, and this Lease shall terminate upon the date specified in such notice.

Notwithstanding the foregoing, if more than one-third (1/3) of the number of square feet in the Premises is included in such taking or purchase, Tenant shall have the right to terminate this Lease by giving Landlord at least thirty
(3O) days' written notice thereof, and this Lease shall terminate upon the Date of Such Taking.

If either party exercises its right of termination hereunder, this Lease shall terminate on the date as provided above; provided, however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the Date of Such Taking.

On any such date of termination under this Section 6.02, Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom if necessary, and the Minimum Rent and other monies due shall abate on the date of termination, except that if the date of the termination differs from the Date of Such Taking, Minimum Rent and other charges shall abate on the later date in respect of the portion taken. After such termination, and on notice from Landlord stating the Minimum Rent and other monies then owing, Tenant shall forthwith pay Landlord such amounts.

If any portion of the Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the Date of Such Taking. In such event the Minimum Rent and other charges payable hereunder with respect to such portion so taken shall abate on such date, and the Minimum Rent and other charges thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering for its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant's improvements, chattels or trade fixtures, or the removal or relocation of its business. If any such award made or compensation paid to either party specifically includes any award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

Section 1.063 Events of Default. If during the Term any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an "Event of Default") shall happen, Landlord may exercise the rights set forth in Section 6.04 of this Lease or otherwise provided at law or in equity:

        (A) Tenant shall fail to pay any Minimum Rent, Additional Rent, or other sums payable by Tenant under this Lease (or cure any other default which is curable by the payment of money) as and when the same shall become due and payable; or

        (B) Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by payment of money), and such default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within fifteen (15) days, Tenant shall fail to proceed promptly after the giving of such notice and with all due diligence cure such default; or

        (C) Tenant shall be become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute, or Tenant or any creditor of Tenant notifies Landlord that it knows that such petition will be filed; or a receiver or other custodian shall be appointed for Tenant, whether or not the same shall relate to their interests in the leasehold; or

        (D) If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against Tenant or the commencement of any proceeding against Tenant seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed; or if, within sixty (60) days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant, of all or any substantial part of the properties of Tenant or of all or any part of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise; or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated, or if within sixty (60) days after the taking of possession, without the consent or acquiescence of Tenant, by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, such taking shall not have been vacated or stayed on appeal or otherwise; or

        (E) If the Premises shall be abandoned by Tenant, as shown by failure to occupy the Premises, for a period of thirty (30) days; or

        (F) If a tax lien or a mechanic's and/or materialmen's lien is filed against any property of Tenant, or Tenant does or permits to be done anything which creates a lien upon the Premises, and such lien is not discharged as herein provided; or

        (G)     Tenant ceases to conduct business from the Premises.

Section 1.064 Remedies Upon Default. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without the notice or demand whatsoever:

        (A) Give Tenant written notice of intent to terminate this Lease on the date specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease, except as to Tenant's liability, shall be terminated.

        In the event this Lease is terminated in accordance with the provisions of this Section 6.04(a), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by

        Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's reasonable expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other charges would have been payable hereunder if this Lease had not been terminated. Alternatively, at the option of the Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain, and not as a penalty, an aggregate sum, which at the time of such termination of this Lease represents the excess, if any, of the aggregate of the rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the term, discounted to the then present value of such aggregate sum, plus that portion of any leasing commission paid by Landlord for which is applicable to the unexpired Term, less the amount of loss for such period that Tenant proves could be reasonably avoided.

        (B) Re-enter and take possession of the Premises or any part thereof, and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or Preceding breach of covenants or conditions.

        Should Landlord elect to re-enter as provided in this Section 6.04(8) or should Landlord take Possession Pursuant to legal Proceedings or pursuant to any notice Provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any Part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the Period which would otherwise have constituted the balance of the Term of this Lease, and on such conditions and upon other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such
        reletting.   No such re-entry or taking possession of the Premises by
        Landlord shall be construed as an election on Landlord's Part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law constitutes an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re entry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

        In the event that Landlord does not elect to terminate this Lease but takes possession as provided for in this Section 6.04(B), Tenant shall pay to Landlord the rent and other charges as herein provided which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's reasonable expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken.

No payments of money by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any such notice by Landlord to Tenant shall reinstate or continue to extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under the Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

Section 1.065 Damage by Fire or Other Casualty. If the Premises shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees, except as otherwise provided by this Section 6.05, the damages shall be repaired by and at the expense of Landlord with reasonable promptness; provided always, however, and upon the express condition that there are funds available to Landlord from casualty insurance policy proceeds actually paid to and received by Landlord for such repair work; and provided further that such duty to repair by Landlord shall at all times be subject to obtaining all necessary government approvals and subject to the approval and consent of the then mortgagee and the willingness of such mortgagee to make the proceeds of casualty insurance policies payable to such mortgagee available to Landlord for such purposes.
The Minimum Rent and other charges shall be equitably abated until such repairs shall be made according to the part of the Premises which is usable by Tenant. Tenant shall repair or replace its own improvements, furniture, trade fixtures and equipment. Landlord shall not be liable for any delay caused by governmental action, or lack thereof, shortages or unavailability of materials and/or supplies, labor disputes, strikes, slowdowns, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of God, requests of any governmental agencies or authorities, acts of declared or undeclared war, public disorder, riot, or civil commotion, or due to any cause beyond the reasonable control of Landlord.

If the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within one hundred eighty (180) days of the casualty, or if Landlord shall decide not to repair the same, or shall decide to demolish the Premises or not to rebuild it, then Landlord shall, within ninety (90) days after such fire or other casualty, give Tenant notice of such decision, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

If Landlord does not substantially complete the repair and restoration of the Premises within twelve (12) months from the date of the casualty (subject to excusable delays), Tenant shall have the right to cancel and terminate this Lease upon delivery of notice to Landlord delivered not less than thirty (30) days prior to the expiration of the aforesaid twelve (12) month period.

Tenant waives the benefit of any statutes of the state allocating insurance proceeds or requiring application thereof in specific ways or relieving Tenant of rental obligations and agrees that Tenant will not be relieved of the obligations to pay the Minimum Rent or any other charges in case of damage to or destruction of the Premises, except as provided by this Lease.

Anything contained in this Lease to the contrary notwithstanding, Landlord shall not obligated to expend any funds in connection with any repair or restoration work in excess of the proceeds of insurance policy payments which are made available to Landlord by insurance carriers and by any mortgagee of the Premises. Landlord's obligations in connection with such repair and/or restoration work shall and are hereby strictly limited to the replacement of the basic building area as demised by Landlord to Tenant as of the Commencement Date of the Term hereof and in no event shall Landlord be obligated to replace, repair or restore any improvements to the Premises or alterations thereof installed therein by or on behalf of Tenant, nor shall Landlord be obligated in any event whatsoever to replace, repair, or restore Tenant's leasehold improvements, personal property, furniture, fixtures, equipment or the like.

Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

Section 1.066 Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against one another and their officers, agents and employees for any damage to real or personal property, including resulting loss of use, interruption of business, and other expenses occurring as a result of the use or occupancy of the Premises to the extent of insurance coverage which would be included in a standard "all-risk" or special form policy of property insurance. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this Lease shall contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease.

                                  ARTICLE VII.

                            Miscellaneous Provisions


Section 1.071 Administrative Service Charges. Tenant recognizes that its failure to timely pay all of its obligations set forth in this Lease will result in and cause monetary losses to Landlord above and beyond the amount unpaid by Tenant. Therefore, in addition to all other remedies provided Landlord, any and all payments, whether for rentals due or other charges, adjustments or assessments, which shall remain unpaid by the tenth (10th) day of the month in which such payments shall be due, shall be subject to an administrative service charge of fifteen percent (15%) of the total amount then due.

Section 1.072 Late Charges. In addition to all other remedies provided Landlord, and in addition to the administrative service charge herein described, all amounts which shall remain unpaid ten (10) days after their due dates shall bear interest at the rate of ten percent (10%).

Section 1.073 Holding Over. If, with Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to one and ten hundredths (1.10) times the last Minimum Rent and other charges payable hereunder or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least ten (10) days' advance notice of termination to the other.

If, without Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises upon a tenancy at will only, at a monthly rental equal to one and one-half (1.5) times the last Minimum Rent and other charges payable hereunder. Such tenancy at will may be terminated by Landlord at any time by notice of termination to Tenant, or by Tenant on the last day of any calendar month by at least three (3) days' advance notice of termination to Landlord.

Section 1.074 Notices. Any notices and demands required or permitted to be given by either party to the other pursuant to this Lease shall be in writing and shall be sent by United States mail, with proper postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below or delivered in person to same:

Landlord:                                  Tenant:
Nagrom, L.L.C.                             Megabank Financial Corporation
ATTN:  Roger Morgan                        ATTN:  Thomas R. Kowalski
7879 South Garfield Way                    8100 East Arapahoe Road
Littleton, CO 80122                        Englewood, CO 80112

Either party hereto may change its payment and notice addresses at any time by giving notice thereof to the other party in accordance with this Section 7.04.

The foregoing notice provisions shall in no way prohibit notice from being given as provided in the Rules of Civil Procedure of the state of Colorado, as the same may be amended from time to time

Section 1.075 Venue. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for any breach of the respective covenants, duties, or obligations of Landlord or Tenant hereunder) are performable exclusively in Arapahoe County, Colorado, and Landlord and Tenant agree that the venue for all actions or causes of actions relating to this Lease shall be in such county. Each party waives all rights to claim that venue for any such action or cause of action lies in any place other than said county.

Section 1.076 Statutory Remedies Waiver. Tenant hereby waives and releases each and every right it may now or in the future have under civil statutes, including, but not limited to, any right Tenant may have had to a lien against Landlord's property or rents due under the Lease in the event of a breach by Landlord of the terms of this Lease.

Section 1.077 Brokerage. Each of the parties hereto represents and warrants to the other that it has dealt with no broker, and only with each other and their direct employees, in connection with the negotiation or execution of this Lease. Each of the parties agrees to indemnify and hold the other harmless from and against any and all damages, losses, costs, or expenses including, without limitation, all attorneys' fees and disbursements incurred by reason of any claim of or liability to any other broker or other person claiming by, through or under each of them, respectively, for commissions or other compensation or charges with respect to the negotiation, execution and delivery of this Lease.

Section 1.078 Jury Trial Waiver. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim for injury or damage, or any emergency or statutory remedy.

Section 1.079 Force Majeure. Any obligation of Landlord (excluding financial obligations) which is delayed or not performed due to acts of God, strike, riot, shortages of labor or materials, war (whether declared or undeclared), governmental laws, regulations or restrictions, governmental action, or lack thereof, or any other causes of any kind whatsoever which are beyond Landlord's reasonable control, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

Section 7.10 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of the Lease shall be valid and enforced to the fullest extent permitted by law.

Section 7.11 No Set-Off. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any set-off of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or a deed of trust then covering the Premises or any portion thereof and a reasonable opportunity is granted to Landlord and such holder to correct such violation.

Section 7.12 Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord in no way or for any purpose becomes a partner of Tenant in the conduct of its business, or a joint venture or a member of a joint or common enterprise with Tenant.

Section 7.13 Successors Bound. Except as specifically provided herein, the covenants, terms, and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the Parties.

Section 7.14  Interpretation.

        (A) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

        (B) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

        (C) All pronouns and any variances thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural as the identity of the Tenant requires.

        (D) This Lease shall be strictly construed neither against Landlord nor Tenant. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

        (E) If, and to the extent that, any of the provisions of any amendment, modification or rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, whether or not such inconsistency is expressly noted, the Provisions of such amendment, modification or rider shall prevail.

        (F) Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

        (G) The Parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

        (H) Landlord has made no representations or promises with respect to the Premises except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as-is" condition. Landlord shall have no obligation to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

Section 7.15 Time of the Essence. Time is of the essence hereof and each party shall perform its obligations and conditions hereunder within the time hereby required.

Section 7.16 Easements. The Landlord shall have the right to grant any easements on, over, under and above the Premises for such purposes as Landlord determines, provided that such easements will not materially interfere with Tenant's business.

Section 7.17 Short Form Lease. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. Upon Landlord's request, Tenant agrees to execute and acknowledge a short form lease for recordation indicating the names and addresses of Landlord and Tenant, a description of the Premises, the Term of the Lease, the Commencement and Termination Dates, and options for renewal, if any, but omitting rent and other terms of this Lease.

Section 7.18 Assignment of Rents. Leases. Tenant agrees to an assignment by Landlord of rents and of the Landlord's interest in this Lease to a mortgagee, if the same be made by Landlord.

Tenant further agrees that, in the event of such assignment, Tenant shall give to said mortgagee a copy of any request for performance by Landlord or notice of default by Landlord; and, in the event Landlord fails to cure such default, Tenant shall give such mortgagee a reasonable period, commencing on the last day on which Landlord could cure such default, in which to cure same.

Section 7.19 Intent of the Parties - Net Lease. It is the intent of the parties hereto that this Lease be a Net Lease with Landlord incurring no obligation, monetary or otherwise, which is not specifically and expressly provided for herein.

Section 7.20  Environmental Provisions.

        (A) Covenants and Agreements. Tenant covenants and agrees from the date hereof and so long as this Lease shall remain in effect not to cause or permit the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, about, to, or from the Premises by Tenant, Tenant's agents, representatives, employees, contractors, guests, licensees or invitees, except for the storage and dispensing of petroleum products incident to Tenant's use of the Premises as described in Section 1.05 above. Notwithstanding the foregoing, Tenant hereby covenants and agrees to promptly remove from the Premises, any Hazardous Materials discovered thereon which have been used, discharged, disposed of or stored thereon by Tenant or Tenant's agents, representatives, employees, contractors, guests, licensees or invitees, and to comply in all respects with any and all federal, state, and local governmental laws, codes, ordinances, and regulations governing such removal and disposal, whether now in effect or hereafter enacted, with title to all such Hazardous Materials to remain, and be stored or disposed of, in Tenant's name.

        As used herein, the term "Hazardous Materials" shall include, without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Material Law (defined below), the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous toxic waste, materials or substances under any law relating to environmental conditions and industrial hygiene, whether now in effect or hereafter enacted, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sec.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sec.9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Sec.6901 et seq., the Federal Water Pollution Act, 33 U.S.C. Sec.7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sec.2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sec.300f-300j, and all similar federal, state and local environmental statutes, ordinances, and the regulations, orders, decrees now or hereafter promulgated thereunder (collectively, the "Hazardous Material Law").

        (B) Environmental Indemnification. Tenant agrees to indemnify and forever hold harmless Landlord, its agents, successors, and assigns, and Landlord's mortgagee(s), as their interests may appear, from all claims, losses, damages, expenses and costs, including, but not limited to, attorneys' fees and cleanup costs, incurred by reason of Tenant's use, storage, maintenance or removal of Hazardous Materials in, on, or about the Premises, or any part thereof Landlord agrees to indemnify and forever hold harmless Tenant, its successors and assigns, from all claims, losses, damages, expenses and costs, including, but not limited to, attorneys' fees and cleanup costs, incurred by reason of Landlord's use, storage, maintenance or removal of Hazardous Materials in, on, or about the Premises or any part thereof.

        (C) Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal, or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local law or regulation, by any judicial order, or by any governmental entity, or in order to comply with any agreements affecting the Premises because of, or in connection with, any occurrence or event described in subparagraph 7.21(A) above, Tenant shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Landlord and under the supervision of a consulting engineer selected by Landlord in accordance with the remediation plan promulgated by an environmental consulting firm. In the event Tenant shall fail to timely commence, or cause to be commenced or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith shall be costs within the meaning of subparagraph 7.21(B) above. All such costs shall be due and payable upon demand by Landlord.

        (D) Notice of Claim. Tenant shall give notice to Landlord of any claim, action, administrative proceeding (including, without limitation, informal proceedings), or other demand by any governmental agency or other third party involving Hazardous Materials, costs and/or Remedial Work at the time such claim or other demand first becomes known to Tenant. Receipt of any such notice shall not be deemed to create any obligation on Landlord to defend or otherwise respond to any claim or demand

        (E) Survival. The provisions of this Section 7.21 shall be in addition to any other obligations and liability Tenant may have to Landlord at law or equity and shall expressly survive the expiration of the Term or other termination of this Lease.

Section 7.21 Status Statement. Upon written request by Landlord, Tenant hereby agrees to deliver within fifteen (15) days after such request, a certificate to Landlord or to any proposed mortgagee or purchaser as designated by Landlord, in the form supplied, stating (if such be the case) that:

        (I) This Lease is unmodified and in full force and effect, or if there have been any modifications that this Lease is in full force and effect as modified and identify the modification agreements, or if this Lease is not in full force and effect, the certificate shall so state;

        (J) The Commencement Date of the Term and the Termination Date and the terms of any extension options Tenant has, if any;

        (K)     The date to which the rent has been paid under this Lease;

        (L) The amount of the security deposit, if any, being held by Landlord;

        (M) Whether or not there exists any default by Tenant in payment of any rent or other sum of money under this Lease;

        (N) Whether or not there exists any default by Landlord or Tenant under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof; and

        (O) Any other information reasonably requested by Landlord or its mortgagee or purchaser.

In the event that Tenant should fail or refuse to sign a certificate in accordance herewith within fifteen (15) days following written request by Landlord, the Landlord shall have the authority to sign such a certificate as Tenant's attorney-in-fact for limited purpose, it being stipulated that such power of attorney is coupled with an interest in Landlord and is irrevocable.

Section 7.22 Definition of Lease. "Lease" or "this Lease" shall mean and consist of this Lease and the following Exhibits:

                 Exhibit A:                        Legal Description (Page 1)
                                                   Site Plan (Page 2)
                 Exhibit B:                        Tenant Acceptance Letter


Tenant:                                            Landlord:


MEGABANK FINANCIAL CORPORATION                     NAGRAM, L.L.C.,
A,COLORADO CORPORATION                             A COLORADO LIMITED
                                                   LIABILITY COMPANY

By:  /s/ Thomas R. Kowalski,                       By: /s/ Roger Morgan
    -----------------------                           -----------------------
         Thomas R. Kowalski, President             Its Managing Member



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
                                   EXHIBIT A
                               LEGAL DESCRIPTION

                                   EXHIBIT A
                                   SITE PLAN

                                   EXHIBIT B
                            TENANT ACCEPTANCE LETTER

Lease Dated:     Effective December 29, 1994

Landlord:                 NAGROM, L.L.C., A COLORADO LIMITED LIABILITY COMPANY

Tenant:                   MEGABANK FINANCIAL CORPORATION, A COLORADO
                          CORPORATION

Premises:     8100 East Arapahoe Road, Englewood, Colorado 80112

The undersigned, Tenant under the above described Lease, confirms, as of the date hereof, the following;

(1) That it is in full and complete possession of the Premises, such possession having been delivered by the Landlord and been accepted by the undersigned on December 29, 1994.

(2) That the Premises are made available for use of the undersigned, its employees and invitees.

(3) That all duties of an inducement nature required of Landlord have been fulfilled.

(4) That said Lease is in full force and effect; that there are no existing defaults on the part of the Landlord under the terms thereof except as follows (if none, so indicate): None.

(5) That no rents have been prepaid except as provided in Lease; that the undersigned does not now have or hold any claims against Landlord which might set off or work as a credit against future accruing rents.

(6) That rents provided in said Lease commence to accrue the 29th day of December, 1994 and such date shall be the Commencement Date.

(7) That the Term of said Lease is one hundred twenty (120) months and the Termination Date is the 31st day of December, 2004.

                                           Tenant:

                                           MEGABANK FINANCIAL CORPORATION
                                           A COLORADO CORPORATION

                                           By: /s/ Thomas R. Kowalski
                                              -----------------------
                                           Thomas R. Kowalski, President